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[GRAPHIC OMITTED] SEDONA CORPORATION



                                                           FOR IMMEDIATE RELEASE


                          SEDONA CORPORATION ANNOUNCES
                         PRELIMINARY 2003 YEAR END AND
                      FOURTH QUARTER RESULTS OF OPERATIONS


KING OF PRUSSIA, PA - March 17, 2004 - SEDONA(R) Corporation (OTCBB: SDNA) (www.sedonacorp.com), a leading provider of web-based Customer Relationship Management (CRM) solutions for small and mid-sized organizations, today announced its preliminary operating results for the full year and three months ended December 31, 2003.

Revenues reported for fiscal year 2003 were $1,522,000 versus $2,507,000 one year ago, a decrease of 39%, and $135,000 versus $498,000 a decrease of 73% for the three months ended December 31, 2003.

License revenue for the year ended December 31, 2003 increased 33% to $1,006,000 from $754,000 in 2002, and increased 100% to $58,000 from $0 for the three months ended December 31, 2003 from the same period in the prior year. Service revenues decreased to $516,000 in 2003 from $1,753,000 in 2002, a decrease of 70%, and decreased to $77,000 from $498,000 for the three months ended December 31, 2003 from the prior year period due to the sale of the Company's customer base and related services revenue in the fourth quarter of 2002.

SEDONA decreased operating expenses 48% during 2003 to $3,494,000 from $6,675,000 in 2002, and by 30% to $1,059,000 from $1,513,000 for the three months ended December 31, 2003 from the prior year period. The Company reported a 52% decrease in its loss from operations for full year 2003 to $2,850,000 from $5,897,000 for 2002, and a decrease to $1,153,000 from $1,481,000, or 22%, for the three months ended December 31, 2003 from the prior year period.

Net loss applicable to common shareholders for the year ended December 31, 2003 decreased 30% to $4,212,000 or ($0.08) per share versus $6,001,000, or ($0.13)
per share a year ago, and for the three months ended December 31, 2003 was $1,440,000 versus $1,539,000 for the same period during 2002, a decrease of 6%.

SEDONA President and CEO Marco Emrich commented, "Fiscal year 2003 was an important year for us as we focused on bringing stability to the operational structure of the Company. We successfully acquired additional capital and significantly reduced the Company's liabilities and operating expenses. We also reported an increase in license revenue from our indirect sales channels and successfully established six new distribution partnerships with leading software and services providers for the financial services and insurance markets."


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Mr. Emrich concluded, "SEDONA continues to work aggressively with partners to further integrate our technology into their marketing plans. We remain confident in our indirect sales channels, and look forward to 2004 being a very successful year."

Results contained in this release are preliminary, and subject to final audit. SEDONA will announce and hold a conference call to discuss its 2003 operating results and its outlook for 2004 after the Company files its Annual Report on Form 10-K.

About SEDONA Corporation

SEDONA(R) Corporation (OTCBB: SDNA) is a leading technology and services provider that delivers Customer Relationship Management (CRM) solutions specifically tailored for small and mid-sized organizations, including community banks, credit unions, insurance companies, and brokerage firms. Utilizing SEDONA's CRM solutions, these organizations can effectively identify, acquire, foster, and retain loyal, profitable customers.

Leading organizations such as Fiserv, Inc., Open Solutions Inc., COCC, Sanchez Computer Associates, Inc., EastPoint Technologies, Pinkerton Consulting, and AIG Technologies leverage SEDONA's CRM technology to offer best-in-market CRM to their own clients and prospects. SEDONA Corporation is an Advanced Level Business Partner of IBM(R) Corporation.

For additional information, visit the SEDONA web site at www.sedonacorp.com or call 1-800-815-3307.

Forward Looking Statements
Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes" "anticipates" "plans" or "expects" and other statements which are not historical facts contained in this release are forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.

  SEDONA(R)is a registered trademark and Intarsia(TM) is a trademark of SEDONA Corporation. All other trade names are the property of their respective owners.

           This press release and prior releases are available on the SEDONA Corporation web site at www.sedonacorp.com.


          SEDONA INVESTOR CONTACT:              SEDONA MEDIA CONTACT:
          ------------------------              ---------------------
               Steve Ficyk                          Michelle Brown
           Tel: 1-330-220-4051                   Tel: 1-610-337-8400
        E-mail: stevef@sedonacorp.com        E-mail: michelleb@sedonacorp.com


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